Registration No. 333-[Pending]

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

              THE READER'S DIGEST ASSOCIATION, INC.
     (Exact name of registrant as specified in its charter)

                Delaware                      13-1726769
    (State or other jurisdiction of        (I.R.S. Employer
     incorporation or organization)      Identification No.)

        Pleasantville, New York               10570-7000
(Address of Principal Executive Offices)      (Zip Code)


The Reader's Digest Association, Inc. 1994 Key Employee Long Term
                         Incentive Plan
                    (Full title of the plan)

                       C.H.R. DuPree, Esq.
 Vice President, Associate General Counsel and Acting Secretary
              The Reader's Digest Association, Inc.
               Pleasantville, New York  10570-7000
             (Name and address of agent for service)
                         (914) 238-1000
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE
                                             Proposed
                                  Proposed    maximum
                                   maximum   aggregate   Amount
Title of securities   Amount to   offering   offering      of
 to be registered        be       price per  price(2)   registration
                   registered(1)  share(2)                fee(2)

Class A Nonvoting
Common Stock, $.01    4,800,000    $25.125   $120,600,000  $35,577.00
par value

(1)An undetermined number of additional shares may be issued if the adjustment provisions of the plan become operative.

(2)Calculated pursuant to rule 457(c), based upon the average of the high and low prices of registrant's Class A Nonvoting
   Common Stock on the New York Stock Exchange on June 22, 1998.

                             PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

       The following documents are incorporated by reference in the Registration Statement:

       (a) the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934
(the "Exchange Act");

       (b) all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30,
1997; and

       (c) the description of the Class A Nonvoting Common Stock that is contained or incorporated by reference in the Registration Statement on Form 8-A (File No. 1-10434) of the registrant filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers

       The registrant's Certificate of Incorporation provides that the registrant shall indemnify each officer or director of the registrant to the fullest extent permitted by law, subject to the limitations set forth in its By-Laws. The By-Laws provide that the registrant shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the registrant promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the registrant. The rights of any person under the By-Laws shall be enforeceable against the registrant by such person, who shall be presumed to have relied upon them in serving or continuing to serve as a director of officer as provided above. Notwithstanding the foregoing, and except as otherwise provided by law, the registrant may not make any payment for indemnification pursuant to the By-Laws to any person to the extent of the amount of such payment that would result in the imposition of an excise tax under Chapter 42 of the Internal Revenue Code of 1986, as amended.

       Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any director, officer, employee or agent.


Item 8.   Exhibits

4.1.1  Restated Certificate of Incorporation of The Reader's
       Digest Association, Inc. filed with the State of Delaware on February 7, 1990, filed as Exhibit 3.1.1 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc. filed with the State of Delaware on February 22, 1991, filed as Exhibit 3.1.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.2. Amended and Restated By-Laws of The Reader's Digest Association, Inc., effective February 22, 1991, filed as
       Exhibit 3.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.3 The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (amended and restated effective as of April 28, 1998), filed as Exhibit 10.35 to the registrant's Form 10-Q for the fiscal quarter ended March 31, 1998, is incorporated herein by reference.

5      Opinion of C.H.R. DuPree, Esq., Vice President, Associate
       General Counsel and Acting Secretary of the registrant, relating to the legality of the securities being registered.

23.1   Consent of C.H.R. DuPree, Esq., Vice President, Associate
       General Counsel and Acting Secretary of the registrant
       (contained in the opinion filed as Exhibit 5 to the registration statement).

23.2   Consent of KPMG Peat Marwick LLP.


Item 9.   Undertakings

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (other than information contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (other than information contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of New Castle, State of New York, on this 26th day of June 1998.

                            THE  READER'S  DIGEST  ASSOCIATION, INC.

                         By:/s/GEORGE S. SCIMONE
                               George S. Scimone
                               Vice President and Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                  Title              Date


    THOMAS O. RYDER         Chairman of the       June 26, 1998
   (Thomas O. Ryder)        Board and Chief
                            Executive Officer;
                            Director

   GEORGE S. SCIMONE        Vice President and    June 26, 1998
  (George S. Scimone)       Chief Financial
                            Officer (and Chief
                            Accounting Officer)

  LYNNE V. CHENEY           Director              June 26, 1998
  (Lynne V. Cheney)

  M. CHRISTINE DEVITA       Director              June 26, 1998
 (M. Christine DeVita)

  GEORGE V. GRUNE           Director              June 26, 1998
 (George V. Grune)

  MELVIN R. LAIRD           Vice President and    June 26, 1998
 (Melvin R. Laird)          Senior Counsellor;
                            Director

  JAMES E. PRESTON          Director              June 26, 1998
 (James E. Preston)

  ROBERT G. SCHWARTZ        Director              June 26, 1998
  (Robert G. Schwartz)

  C.J. SILAS                Director              June 26, 1998
  (C.J. Silas)

  WILLIAM J. WHITE          Director              June 26, 1998
  (William J. White)


                          EXHIBIT INDEX

                         Exhibit                           Page

4.1.1  Restated Certificate of Incorporation of The Reader's
Digest Association, Inc. filed with the State of Delaware on February 7, 1990, filed as Exhibit 3.1.1 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.1.2 Certificate of Amendment of the Certificate of Incorporation of The Reader's Digest Association, Inc.
filed with the State of Delaware on February 22, 1991, filed as Exhibit 3.1.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.2.   Amended and Restated By-Laws of The Reader's Digest
Association, Inc., effective February 22, 1991, filed as
Exhibit 3.2 to the registrant's Form 10-K for the fiscal year ended June 30, 1993, is incorporated herein by reference.

4.3    The Reader's Digest Association, Inc. 1994 Key Employee
Long Term Incentive Plan (amended and restated effective as of April 28, 1998), filed as Exhibit 10.35 to the registrant's Form 10-Q for the fiscal quarter ended March
31, 1998, is incorporated herein by reference.

5      Opinion of C.H.R. DuPree, Esq., Vice President, Associate
General Counsel and Acting Secretary of the registrant, relating to the legality of the securities being registered.

23.1   Consent of C.H.R. DuPree, Esq., Vice President, Associate
General Counsel and Acting Secretary of the registrant
(contained in the opinion filed as Exhibit 5 to the registration statement).

23.2   Consent of KPMG Peat Marwick LLP.